UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/03/2006

Tanox, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30231

Delaware	76-0196733
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10301 Stella Link
Houston, Texas 77025
(Address of principal executive offices, including zip code)

713-578-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 28, 2006, the Board of Directors of Tanox, Inc. adopted, subject to stockholder approval, an amendment to the Tanox, Inc. 2000 Non-Employee Directors' Stock Option Plan. The amendment provides that directors who act as consultants to Tanox and receive compensation as such will not be considered as "non-employee directors" for purposes of the Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tanox, Inc.

Date: May 03, 2006	By:	/s/ Katie-Pat Bowman
Katie-Pat Bowman
Vice President, General Counsel and Secretary